Exhibit 99.1

Impac Mortgage Holdings, Inc. Reports Director Nominees for Special Meeting of Series B Preferred Stockholders

IRVINE, CA – September 23, 2021 -- Impac Mortgage Holdings, Inc. (the “Company”) today announced that Camac Fund, LP has provided notice of its intent to nominate Eric Shahinian and Michael Cricenti and Sara-Bay Financial Corp. has provided notice of its intent to nominate Robert C. Koski, each for election as a Preferred Director at the Special Meeting (“Special Virtual Meeting”) of the 9.375% Series B Cumulative Redeemable Preferred Shares (“Series B Preferred Shares”) to be held on Wednesday, October 13, 2021, at 9:00 am Pacific Daylight Time. The Company is not responsible for the accuracy of any information contained in materials provided by a third party or its representatives to holders of Series B Preferred Shares or any other statements they may make.

Only holders of record of outstanding Series B Preferred Shares as of the close of business on September 10, 2021 (“Record Date”), and their duly authorized proxies, have the right to vote to elect two Preferred Directors at the Special Virtual Meeting. Per Maryland corporation law, each share of stock may be voted for as many individuals as there are directors to be elected. There is no cumulative voting in the election of the directors. For example, in an election of two director nominees, a stockholder who owns one share can cast one vote for up to two of the nominees; however, the stockholder may not cast two votes for a single nominee.

Beneficial owners of outstanding Series B Preferred Shares as of the Record Date for the Special Virtual Meeting may attend the Special Virtual Meeting if they have properly registered. However, in order to both attend and vote at the Special Virtual Meeting, a beneficial owner of Series B Preferred Shares as of the Record Date of the Special Virtual Meeting, or the beneficial owner’s designated representative, must obtain a valid “legal proxy” from his, her or its bank, broker or other securities intermediary.

For further information about the Special Virtual Meeting, please refer to the Notice of Special Meeting of Holders of 9.375% Series B Cumulative Redeemable Preferred Stock dated September 10, 2018, which was mailed to all holders of record as of the Record Date and can be found at http://viewproxy.com/ImpacSeriesB/2021/htype.asp. Please refer to the charter of Impac Mortgage Holdings, Inc., including the 2004 Articles Supplementary, for a description of the Series B Preferred Shares. A copy of the Company’s charter, including the 2004 Articles Supplementary, and Bylaws will be made available upon request and can also be found as exhibits to the Company’s reports filed with the SEC at its website at www.sec.gov.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially”” appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: impact on the U.S. economy and financial markets due to the outbreak of the novel coronavirus, and any adverse impact or disruption to the Company’s operations; successful development, marketing, sale and financing of new and existing financial products, including NonQM products; ability to successfully re-engage in lending activities, recruit and hire talent to rebuild our TPO NonQM origination team, and increase NonQM originations; ability to successfully sell loans to third-party investors; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome of any claims we are subject to, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; the effects of any acquisitions or dispositions of assets we may make; and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This press release speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com.